UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

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SUCAMPO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 9, 2012

Dear Fellow Stockholders:

You are cordially invited to attend the Sucampo Pharmaceuticals, Inc. Annual Meeting of Stockholders to be held on May 25, 2012 at 8:30 a.m., Eastern Time, at the Hyatt Regency Bethesda, One Bethesda Metro Center, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. Details about the meeting, nominees for our board of directors and other matters to be acted on are included in the Notice of 2012 Annual Meeting of Stockholders and Proxy Statement that follow.

We hope you plan to attend the annual meeting. Whether or not you plan to attend the meeting, please vote your shares by completing, dating, signing and returning the enclosed proxy card as described in the Proxy Statement. Your proxy may be revoked by you at any time before it is exercised as explained in the Proxy Statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Sucampo Pharmaceuticals, Inc. stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

On behalf of our board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Ryuji Ueno, M.D., Ph.D., Ph.D.

Chief Executive Officer, Chief Scientific Officer and Chair of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE.

SUCAMPO PHARMACEUTICALS, INC.

4520 EAST-WEST HIGHWAY, 3rd Floor

BETHESDA, MARYLAND 20814

________________

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2012

________________

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. will be held on Friday, May 25, 2012 at 8:30 a.m., Eastern Time, at the Hyatt Regency Bethesda, One Bethesda Metro Center, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election to the board of directors of Ryuji Ueno, M.D., Ph.D., Ph.D.; William L. Ashton; Anthony C. Celeste; Gayle R. Dolecek, P.D.; Daniel P. Getman, Ph.D.; Sachiko Kuno, Ph.D.; and Timothy I. Maudlin, each for a term of one year.
2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.
3.	The approval of, on an advisory basis, the compensation of our named executive officers.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Our board of directors has no knowledge of any other matters which may come before the meeting.

Stockholders of record at the close of business on March 30, 2012 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own.

We hope that all stockholders will be able to attend the annual meeting in person. In order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card, whether or not you plan to attend the annual meeting. A return envelope, which is postage pre-paid if mailed in the United States, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you return a proxy, you may cancel it by voting in person at the annual meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 25, 2012:

The Notice of 2012 Annual Meeting, Proxy Statement and Annual Report to stockholders are available at http://investor.proxy.sucampo.com.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Thomas J. Knapp

Corporate Secretary

Bethesda, Maryland

April 9, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

SUCAMPO PHARMACEUTICALS, INC.

4520 EAST-WEST HIGHWAY, 3rd fLOOR

BETHESDA, MARYLAND 20814

________________

PROXY STATEMENT

________________

For the 2012 Annual Meeting of Stockholders

To Be Held On May 25, 2012

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Sucampo Pharmaceuticals, Inc. for use at the 2012 Annual Meeting of Stockholders to be held on Friday, May 25, 2012 at 8:30 a.m., Eastern Time, at the Hyatt Regency Bethesda, One Bethesda Metro Center, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and any adjournment or postponement thereof. All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our board of directors. A stockholder who signs a proxy may revoke or revise that proxy at any time before the annual meeting. Please see “Revocation of Proxy” below for more information on how to revoke a proxy. This proxy statement will be provided electronically, if elected, or otherwise is being mailed on or about April 9, 2012 to stockholders of record at the close of business on March 30, 2012, or the Record Date.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission, or SEC, will be furnished without charge to any stockholder upon written or oral request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814; telephone: (301) 961-3400. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available on our website at www.sucampo.com and the SEC’s website at www.sec.gov.

Voting Securities, Quorum and Votes Required

Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. As of the Record Date, 15,704,314 shares of our class A common stock and 26,191,050 shares of our class B common stock were issued and outstanding. Each share of class A common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. Each share of class B common stock entitles the holder to ten votes with respect to all matters submitted to stockholders at the meeting. Stockholders do not have cumulative voting rights. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority in voting power of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval of, on an advisory basis, the compensation of our named executive officers (as defined below), requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy and voting on such matters at the annual meeting. A representative of our company will serve as the inspector of elections at the annual meeting.

Shares that abstain from voting as to a particular matter will be counted for the purpose of determining whether a quorum exists but with respect to “Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm” and “Proposal Three—Advisory Vote on Executive Compensation” will have the same effect as an “Against” vote. Shares held in “street name” by brokers, banks or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion only with respect to “Proposal Two―Ratification of Selection of Independent Registered Public Accounting Firm.”

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified. If the shares you own are held in your name and you do not specify in the otherwise properly executed proxy card how your shares are to be voted, they will be voted in accordance with our board of directors’ recommendations. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

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If your shares are registered directly in your name, you may vote:

•	By Internet. www.proxyvote.com. Please do not return a signed proxy card if you vote via Internet.
•	By Telephone. 1-800-690-6903. Please do not return a signed proxy card if you vote by telephone.
•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•	In Person at the Meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations.

If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to vote. If you plan to vote in person at the annual meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy card is not the form of proxy card enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the annual meeting unless you have a proxy card from your broker issued in your name giving you the right to vote the shares.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for annual meeting materials, stockholders who share the same address will receive only one copy of the annual meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the annual meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by calling us at 301-961-3400 or upon written request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814. Eligible stockholders of record receiving multiple copies of the annual meeting materials can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the annual meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

Copies of this proxy statement, our Annual Report on Form 10-K and our annual report to stockholders are available at http://investor.proxy.sucampo.com.

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STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our class A and class B common stock as of March 30, 2012 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5.0% of our class A common stock or our class B common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Our “named executive officers” as used herein refers to (i) Ryuji Ueno, M.D., Ph.D., Ph.D., our chief executive officer during fiscal year 2011; (ii) Jan Smilek, our chief financial officer until January 11, 2011; (iii) Cary J. Claiborne, our chief financial officer beginning October 2011; and (iv) James J. Egan, Gayle R. Dolecek, P.D., and Thomas J. Knapp, the three most highly-compensated executive officers other than our chief executive officer and chief financial officer who were serving as executive officers at the end of fiscal year 2011 and whose salary and bonus exceeded $100,000.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our class A and class B common stock. Shares of our class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 30, 2012 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of calculating the percentage ownership of that person but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

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The following table sets forth the number of shares of our class A and class B common stock beneficially owned by the indicated parties as of March 30, 2012. Each share of our class B common stock is convertible at any time into one share of class A common stock. Each share of our class B common stock entitles the holder to ten votes with respect to all matters submitted to stockholders at the meeting.

	Number of Shares				Percentage of Shares
	Beneficially Owned				Beneficially Owned			Percentage of
Name and Address of Beneficial Owner	Class A		Class B		Class A	Class B	Class A and B together	Total Voting Power
5% stockholders:
S&R Technology Holdings, LLC (1)	209,752		26,191,050		1.3%	100.0%	63.0%	94.4%
7501 Wisconsin Avenue, Suite 600
Bethesda, Maryland 20814

R-Tech Ueno, Ltd. (2)	2,485,150		-		15.8	-	5.9	*
10F, NBF Hibiya Building
1-1-7 Uchisaiwaicho
Chiyoda-ku, Tokyo 100-0011, Japan

Orix Corporation (3)	1,981,712		-		12.6	-	4.7	*
Mita NN Bldg., 4-1-23
Shiba, Minato-ku, Tokyo, 108-0014, Japan

Nantahala Capital Management, LLC (4)	1,634,261		-		10.4	-	3.9	*
100 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902

Stonepine Capital Management LLC (5)	1,163,020		-		7.4	-	2.8	*
475 Five Gate Rd., Suite 320
Sausalito, California 94965

Dimensional Fund Advisors LP (6)	895,253		-		5.7	-	2.1	*
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746

Executive Officers and Directors:
Ryuji Ueno, M.D., Ph.D., Ph.D	2,971,432	(7)	26,191,050	(8)	18.8	100.0	69.4	95.4
Sachiko Kuno, Ph.D	2,831,939	(9)	26,191,050	(8)	17.3	100.0	69.1	95.3
James J. Egan	46,000	(10)			*	-	*	*
Jan Smilek	-		-		-	-	*	*
Cary J. Claiborne	-		-		-	-	*	*
Gayle R. Dolecek, P.D	199,500	(11)	-		1.3	-	*	*
Thomas J. Knapp	30,000	(12)	-		*	-	*	*
Stanley G. Miele	90,650	(13)	-		*	-	*	*
William L. Ashton	37,500	(14)	-		*	-	*	*
Anthony C. Celeste	42,500	(15)	-		*	-	*	*
Daniel P. Getman	5,000	(16)	-		-	-	*	*
Timothy I. Maudlin	37,500	(14)	-		*	-	*	*
All executive officers and directors as a group (12 persons)	3,597,119	(17)	26,191,050	(8)	21.9	100.0	69.9	95.4

_______

*	Represents beneficial ownership or voting power of less than one percent.
(1)	Based on Schedule 13G/A filed on February 14, 2012 filed by S&R Technology Holdings, LLC. Voting and dispositive power with respect to the shares held by S&R Technology Holdings, LLC, or S&R, is shared by Drs. Ryuji Ueno and Kuno.
(2)	Based on Schedule 13G filed on February 14, 2008 filed by R-Tech Ueno, Ltd. Voting and dispositive power with respect to the shares held by R-Tech Ueno, Ltd., or R-Tech, is held by its board of directors, which consists of, Dr. Yukihiko Mashima, Tadashi Hayashi and Shinya Homma. Drs. Ryuji Ueno and Sachiko Kuno, who are married to each other, directly and indirectly own a majority of the capital stock of R-Tech.
(3)	Orix Corporation adopted the Company with Committees model, in which the voting and dispositive power with respect to the shares held by Orix Corporation is delegated to their Corporate Planning Department and Deputy President of Corporate Planning Department.
(4)	Based on a Schedule 13G/A filed on February 14, 2012 by Nantahala Capital Management, LLC, who has sole voting and dispositive power with respect to 1,634,261 shares.
(5)	Based on a Schedule 13G/A filed on February 7, 2012 by Stonepine Capital Management LLC, who has sole voting and dispositive power with respect to 1,163,020 shares. The shares reported are owned by Stonepine Capital, L.P., a partnership for which Stonepine Capital Management LLC serves as general partner.
(6)	Based on a Schedule 13G/A filed on February 14, 2012 by Dimensional Fund Advisors LP, who has sole voting and dispositive power with respect to 895,253 shares.
(7)	Includes 209,752 shares of class A common stock held by S&R, 2,485,150 shares of class A common stock held by R-Tech and 148,530 shares of class A common stock issuable upon exercise of stock options exercisable within 60 days of March 30, 2012. Excludes 52,037 shares of class A common stock owned by Dr. Kuno and 85,000 shares of class A common stock issuable upon the exercise of options held by Dr. Kuno, who is Dr. Ueno’s spouse. See note 1 and 2 above.
(8)	Consists of 26,191,050 shares of class B common stock held by S&R.
(9)	Includes 209,752 shares of class A common stock held by S&R, 2,485,150 shares of class A common stock held by R-Tech and 85,000 shares of class A common stock issuable upon exercise of stock options exercisable within 60 days of March 30, 2012. Excludes 148,530 shares of class A common stock owned by Dr. Ueno and 128,000 shares of class A common stock issuable upon the exercise of options held by Dr. Ueno, who is Dr. Kuno’s spouse. See notes 1 and 2 above.
(10)	Consists of 46,000 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.
(11)	Includes 199,500 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.
(12)	Consists of 30,000 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.
(13)	Consists of 90,650 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.
(14)	Consists of 37,500 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.
(15)	Consists of 5,000 shares of class A common stock held by Mr. Celeste and 37,500 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.
(16)	Includes 5,000 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.
(17)	Includes 696,650 shares of class A common stock issuable upon exercise of stock options exercisable on or after March 30, 2012.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors is currently authorized to have eight members and we currently have seven members, each with terms expiring at the 2012 annual meeting. Our board of directors, based on the recommendation of our nominating and corporate governance committee, nominated seven candidates for election at the 2012 annual meeting. Accordingly, we will have one vacancy on our board of directors following the 2012 annual meeting. Our nominating and corporate governance committee does not intend at this time to seek a qualified candidate to fill the vacancy on our board of directors. Our nominating and corporate governance committee currently believes that the Board has sufficient diverse expertise for proper oversight and that the additional expense of adding another director at this time is not warranted.

At the 2012 annual meeting, stockholders will have an opportunity to vote for the seven nominees for director listed below. The persons named in the enclosed proxy card will vote to elect these seven nominees as directors, unless you withhold authority to vote for the election of any or all of these nominees by marking the proxy card to that effect. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of each of the following director nominees.

Director Nominees

The following paragraphs provide information as of the date of this proxy statement about each director nominee. The information presented includes information about each such director, including his or her age, all positions and offices he or she holds with us, his or her length of service as a director, his or her principal occupation and employment for the past five years and the names of other publicly held companies of which he or she serves as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 30, 2012, see “Stock Ownership Information” above.

There are no family relationships between any of our directors and executive officers, except that Dr. Ryuji Ueno and Dr. Sachiko Kuno are married to each other. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Ryuji Ueno, M.D., Ph.D., Ph.D., age 58. Dr. Ueno, who became a director in 1996, is a co-founder of our company and has been our chief executive officer since September 2006 and our chief scientific officer since August 2004. Dr. Ueno also became the chairman of our board of directors effective June 1, 2007 following the resignation of Dr. Kuno from that position. Dr. Ueno served as chairman of our board of directors from December 2000 to September 2006. He also served as chief operating officer from December 1996 to November 2000 and again from March 2006 to September 2006 and as chief executive officer from December 2000 to September 2003. Dr. Ueno co-founded R-Tech Ueno, Ltd., or R-Tech, a related pharmaceutical research, development and manufacturing company in Japan, in September 1989 and served as its President from 1989 to March 2003. In 2010, Dr. Ueno became President of Omotesenke Domonkai Tobushibu, a cultural and educational organization, for the Eastern United States. Dr. Ueno earned his M.D. and a Ph.D. in medicinal chemistry from Keio University (Tokyo) in Japan, and earned a Ph.D. in Pharmacology from Osaka University (Osaka). He conducted post-graduate research at Cold Spring Harbor Lab (New York) and Kyoto University (Tokyo) Department of Medicinal Chemistry. Dr. Ueno, together with Dr. Kuno, directly and indirectly owns a majority of the capital stock of R-Tech, with which we have significant contractual relationships described under the caption “Related Party Transactions.” Our board of directors believes the characteristics that qualify Dr. Ueno for service on our board of directors include his leadership experience and judgment in biotechnology and pharmaceutical companies, deep knowledge of our company's products and technology and considerable scientific achievements, including successful regulatory approvals of two drugs based on the prostone technology that he invented.

William L. Ashton, age 61. Mr. Ashton became a director in October 2009. Since 2005, Mr. Ashton has been the Founding Dean of the Mayes College of Healthcare Business and Policy and is currently the Senior Vice President of External Affairs at University of the Sciences in Philadelphia, Pennsylvania. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of the National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and a M.A., Education, from the University of Pittsburgh. Our board of directors believes the characteristics that qualify Mr. Ashton for service on our board of directors include his leadership experience and judgment and his extensive sales and marketing experience in the pharmaceutical industry.

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Anthony C. Celeste, age 73. Mr. Celeste became a director in October 2007. Mr. Celeste served as senior vice president of regulatory affairs for Kendle International, Inc., an international clinical research organization, from 2001 until his retirement in December 2009. Prior to that, he served as the president and chief executive officer of AAC Consulting Group, Inc., an independent U.S. Food and Drug Administration, or FDA, consulting firm, from 1986 until its acquisition by Kendle International in February 2001. Prior to joining AAC Consulting in 1985, Mr. Celeste served for 25 years with the FDA, most recently as director of the Office of Regional Operations. Mr. Celeste holds a B.S. in chemistry from Fordham University. Our board of directors believes the characteristics that qualify Mr. Celeste for service on our board of directors include his leadership experience and judgment in the drug regulatory process, prior chief executive officer experience in the pharmaceutical consulting industry, scientific understanding of the life sciences industry, and knowledge of the pharmaceutical regulatory environment.

Gayle R. Dolecek, P.D., age 69. Dr. Dolecek became a director in August 2008. Dr. Dolecek became Executive Advisor, Research and Development Affairs in September 2011, reflecting his employment status change to part-time employee. Prior to September 2011, Dr. Dolecek had been our senior vice president of research and development since May 2006. From August 1995 to April 2006, he was a senior consultant at AAC Consulting Group, Inc., an independent FDA consulting firm. Prior to 1995, Dr. Dolecek was an officer with the U.S. Public Health Service where he served in pharmacy and health service related positions. He completed his career with the government in the U.S. FDA as director of Compendial Operations in the Center for Drug Evaluation and Research. Dr. Dolecek received his B.S./P.D. in Pharmacy from the University of Maryland and a M.P.H. in Health Services and Planning from the University of Hawaii. Our board of directors believes the characteristics that qualify Dr. Dolecek for service on our board of directors include his leadership experience and judgment in managing and conducting clinical trials, extensive experience in drug research and development, and knowledge of pharmaceutical regulatory environment.

Daniel P. Getman, Ph.D., age 56. Dr. Getman became a director in September 2011. Dr. Getman became the president of the Kansas City Area Life Sciences, Inc., or KCALSI, a nonprofit organization that strives to advance the life sciences in the Kansas City region through research, commercialization and workforce development in 2009. Dr. Getman joined KCALSI from Pfizer, Inc., where he had been Vice President, Pfizer Global Research and Development and Director of Pfizer’s St. Louis laboratories that employed 1,200 researchers, from 2003 to 2008. He played a significant role in establishing the Pfizer St. Louis laboratories as a critical component of that company’s global research organization focused on biotherapeutics, inflammation research and indications discovery. Dr. Getman also served on Pfizer’s external research network committee, with responsibility for the Midwest region and built effective relationships with major research organizations for evaluating and establishing strategic partnerships and collaborations, of which the most notable is the Washington University Biomedical Agreement. Prior to joining Pfizer, Dr. Getman worked at Pharmacia Corporation, a pharmaceutical company that merged with Pfizer in 2003, G.D. Searle & Company, or Searle, a company focused on life sciences, and Monsanto Company, an agricultural company. At Pharmacia, he served as co-Chair of Exploratory Development with responsibility for the early human clinical portfolio. At both Searle and Monsanto Company, he held a variety of positions including Senior Director, Medicinal Chemistry. His own research experience spans medicinal chemistry in the areas of arthritis, cancer and infectious diseases, including a large program on HIV Protease Inhibitors for AIDS. Dr. Getman earned a Ph.D. in Organic Chemistry from the University of Minnesota, in Minneapolis, and a B.S. in Chemistry from SUNY Buffalo. He also serves as a member of the National Council for the Washington University School of Medicine and is an advisor to the Wisconsin Alumni Research Foundation catalyst accelerator program. He is currently board chair for the Missouri Biotechnology Association and a board member of the Kansas Bioscience Organization. Our board of directors believes the characteristics that qualify Dr. Getman for service on our board of directors include his senior leadership positions within pharmaceutical and life science organizations along with his extensive experience in the commercialization of pharmaceutical products and his healthcare industry knowledge.

Sachiko Kuno, Ph.D., age 57. Dr. Kuno is a co-founder of our company and served as a member of our board of directors from 1996 until May 2007 and was reappointed to our board of directors in December 2008. She also previously served as our chief executive officer from 1996 until November 2000 and from June 2004 until September 2006. Dr. Kuno has also served as our part-time executive advisor since May 2007. In 1993, Dr. Kuno, together with Dr. Ueno, co-founded R-Tech was a member of that company’s board between 2009 and 2011. Currently, she serves as a member of the board of directors of R-Tech. In 1998, Dr. Kuno, together with Dr. Ueno, co-founded S&R Technology Holdings, LLC., an asset holding company, and has been its managing member since then. In 2000, Dr. Kuno, together with Dr. Ueno, co-founded S&R Foundation, a private non-profit organization, and has been its President since then. During 2010, Dr. Kuno was appointed Professor, System Design and Management at the Graduate School of Keio University (Tokyo). Dr. Kuno, together with Dr. Ueno, directly and indirectly owns a majority of the capital stock of R-Tech, an affiliated Japanese company, with which we have significant contractual relationships described under the caption “Related Party Transactions” below. Dr. Kuno earned her Bachelor's degree in Engineering in Industrial Chemistry and Ph.D. in Industrial Biochemistry from Kyoto University and conducted post-doctoral research at the Technical University of Munich, the Mitsubishi Kasei Institute of Life Science (Tokyo) and the Department of Medicinal Chemistry of Kyoto University. In addition, Dr. Kuno has completed the Georgetown University (Washington, D.C.) International Business Management Certificate Program. Our board of directors believes the characteristics that qualify Dr. Kuno for service on our board of directors include her leadership experience and judgment in biotech and pharmaceutical companies and her deep knowledge of our company's products and technology.

Timothy I. Maudlin, age 61. Mr. Maudlin became a director in September 2006. From 1989 through 2007, Mr. Maudlin was a managing partner of Medical Innovation Partners, a venture capital firm. Mr. Maudlin is the lead director and chair of the audit committee and a member of the compensation committee of Web.com Group, Inc., a NASDAQ-listed web services company. Mr. Maudlin is the lead director, chair of the audit committee and chair of the nominating and governance committee of ExactTarget, Inc., a NYSE-listed cross-channel interactive marketing company. In 2011, Mr. Maudlin became a member of the board of directors of Newegg, Inc., one of the largest online-only retailer in the United States, chair of its audit committee and its nominating and governance committee, and a member of its compensation committee. He was a member of the board of directors of MediaMind Technologies, Inc., a NASDAQ-listed advertising management solutions company, and chair of its audit committee until it was acquired by DG FastChannel Inc. (n/k/a DG), in 2011. Mr. Maudlin holds a B.A. from St. Olaf College and an M.M. from the Kellogg School of Management at Northwestern University. Our board of directors believes the characteristics that qualify Mr. Maudlin for service on our board of directors include his leadership experience and judgment in life sciences related companies, extensive experience in finance and accounting and public company experience.

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Executive Officers

Our executive officers and their respective ages and position(s) as of March 30, 2012 are as follows:

Name	Age	Position
Ryuji Ueno, M.D., Ph.D., Ph.D	58	Chief Executive Officer, Chief Scientific Officer and Chairman of the Board of Directors
James J. Egan	61	Chief Operating Officer
Cary J. Claiborne	51	Chief Financial Officer
Gayle R. Dolecek, P.D	69	Executive Advisor, Research and Development Affairs
Thomas J. Knapp	59	Executive Vice President, Chief Legal Officer and Corporate Secretary
Stanley G. Miele	48	Senior Vice President of Sales and Marketing and President, Sucampo Pharma Americas, Inc.

Each of our executive officers serves until he or she resigns, retires or is otherwise removed or replaced.

Ryuji Ueno, M.D., Ph.D., Ph.D. For more information about Dr. Ueno, see “Proposal One – Election of Directors – Director Nominees” above.

James J. Egan. Mr. Egan joined our company in September 2009 as Chief Operating Officer. Prior to joining our company, from February 2006 to August 2009, he was chief business officer at ESBATech AG, a privately-held biotech company in Zurich, Switzerland, with responsibility for corporate and financing strategies and corporate strategic planning. ESBATech AG was acquired by Alcon S.A. in August 2009. From June 2001 to January 2006, he was senior vice president, licensing and corporate development at Idenix Pharmaceuticals, Inc., a biotech company. From June 2000 to June 2001, Mr. Egan was chief executive officer and member of the board of directors of NeuroNZ Limited, a privately-held biotech company focused on neuroprotective drugs, in Auckland, New Zealand. From September 1993 to June 2000, he served as the senior director, global licensing, business development, mergers and acquisitions at G.D. Searle & Co., a pharmaceutical company, and from April 1984 to September 1993 as division counsel, international operations at Abbott Laboratories, a global healthcare company. He also served as a Trial Attorney, Foreign Commerce Section, Antitrust Division of the U.S. Department of Justice from 1979 to 1982 and as a Foreign Services Officer at the U.S. Embassy in Tokyo, Japan, of the U.S. Department of State from 1975 to 1979. Mr. Egan was elected to both the Boards of Directors of the Tech Council of Maryland and MdBio in May 2010. Mr. Egan earned a B.S., Foreign Service, at Georgetown University, in Washington, D.C. and a J.D. at University of Santa Clara School of Law, in Santa Clara, California.

Cary J. Claiborne. Mr. Claiborne joined us March 2011 as Interim Chief Financial Officer and was promoted to Chief Financial Officer in October 2011. Prior to joining our company, he had been President, CEO, and a member of the board of directors of New Generation Biofuels, Inc., of Columbia, Maryland, a NASDAQ-listed biofuel technology company, as well as its CFO since 2007. From December 2004 to November 2007, Mr. Claiborne had been CFO of Osiris Therapeutics, Inc., a NASDAQ-listed stem cell therapeutics company. From December 2001 to June 2004, he was VP-Financial Planning & Analysis of Constellation Energy Group, an energy supply company. From April 2000 to November 2001, he was VP-Financial Planning & Analysis of The Home Depot, Inc. From July 1997 to March 2000, he was VP-Financial Planning & Analysis at MCI Corporation. He also held a series of progressively more responsible positions in financial management and senior management, including President and CEO of New Enterprise Wholesale Services at GE Capital since 1982. Mr. Claiborne graduated from Rutgers University where he earned a B.A., Business Administration and an MBA, in Finance, from Villanova University.

Stanley G. Miele. Since October 2008, Mr. Miele has been our Senior Vice President of Sales and Marketing. In September 2009, he was named as President of Sucampo Pharma Americas, Inc. Previously, he had been promoted from vice president of sales and national director of sales, positions he held when he first joined our company in February 2006. From October 2005 to January 2006, Mr. Miele was the i-STAT executive sales manager for Abbott Diagnostics, a division of Abbott Laboratories, a global healthcare company, and from January 2003 to September 2005 he held a series of positions at Millennium Pharmaceuticals, a pharmaceutical company, and COR Therapeutics, a pharmaceutical company, prior to its acquisition by Millennium, including national sales director, cardiology. Previously, Mr. Miele was a sales representative with the Hospital Products Division of Abbott Laboratories, and at Syntex Labs, a pharmaceutical company. Mr. Miele earned a B.A., in Management/Communications, from the University of Dayton.

Gayle R. Dolecek, P.D. For more information about Dr. Dolecek, see “Proposal One – Election of Directors – Director Nominees” above.

Thomas J. Knapp. Mr. Knapp joined our company in February 2010 as Senior Vice President, General Counsel and Corporate Secretary and was promoted to Executive Vice President, Chief Legal Officer and Corporate Secretary in March 2012. Previously he was of counsel at Exemplar Law Partners, LLC, and a partner and member at Knapp Law Firm beginning September 2008. From March 2003 to August 2008, he was deputy general counsel and then vice president, general counsel and corporate secretary at NorthWestern Corporation, an electric and natural gas transmission and distribution company. From January 2001 to December 2002, Mr. Knapp served as of counsel at Paul Hastings LLP (f/k/a Paul, Hastings, Janofsky & Walker LLP), a leading international law firm, in Washington, D.C. and from May 1998 to December 2000 as assistant general counsel at The Boeing Company in Seattle, Washington. Mr. Knapp also served as of counsel at Paul Hastings LLP, in Washington, D.C. from May 1996 to April 1998 and he served in various in-house positions, including as labor counsel at The Burlington Northern & Santa Fe Railway Company, in Chicago, Illinois and Fort Worth, Texas from September 1980 to December 1995. Mr. Knapp earned a B.A, in Political Science, at University of Illinois-Urbana and a J.D. at Loyola University of Chicago School of Law.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS,

BOARD STRUCTURE AND COMMITTEE COMPOSITION

General

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. We are considered a “Controlled Company” under Rule 5615(c)(1) of the NASDAQ Listing Rules. Under the NASDAQ Listing Rules, a “Controlled Company” is a company in which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Dr. Ryuji Ueno and Dr. Sachiko Kuno, directly and through companies they control, collectively own more than 50% of the voting power of our outstanding stock entitled to elect directors. Under Rule 5615(c)(2) of the NASDAQ Listing Rules, a Controlled Company does not need to have a majority of independent directors, and is not required to have independent directors determine executive compensation or select nominees to serve as directors. Even though we are not required to comply with the NASDAQ Listing Rules concerning independent directors, we have nonetheless established corporate governance policies by which we do comply with these rules. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, audit committee charter, compensation committee charter, nominating and corporate governance committee charter, code of conduct and code of ethics are available on our website at www.sucampo.com under “For Investors—Corporate Governance.” Alternatively, you can request a copy of any of these documents by writing to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of their duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which outline a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to protect the interest of our stockholders and oversee the management of our company;
•	a majority of the members of our board of directors shall be independent directors;
•	the independent directors shall meet regularly in executive session;
•	directors have full and free access to management and, as necessary, independent advisors;
•	the nominating and corporate governance committee will conduct an annual evaluation of our board of directors and its committees to determine whether they are functioning effectively; and
•	the nominating and corporate governance committee will oversee an annual evaluation of executive succession plans.

Board Determination of Independence

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of the current non-employee directors of our company (Messrs. Ashton, Celeste, Getman and Maudlin), who collectively constitute a majority of our board of directors, and each of the persons nominated to become non-employee directors (Messrs. Ashton, Celeste, Getman and Maudlin), who collectively would, upon election, constitute a majority of our board of directors, is an independent director as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and that none of these directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board of Directors Meetings and Attendance

Our board of directors met seven times during the year ended December 31, 2011, either in person or by teleconference. During 2011, each of our directors attended at least 75.0% of the aggregate of the number of board or committee meetings held during the period for which he or she served. We currently do not have a policy with regard to board members’ attendance at our annual meetings of stockholders, but we generally encourage our board members to attend. All board members attended our 2011 annual meeting of stockholders.

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Board Committees

Our board of directors has established three standing committees – audit, compensation, and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.sucampo.com under “For Investors—Corporate Governance.” Each committee is composed solely of members who are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules and will satisfy the other requirements for committee composition imposed by NASDAQ and the SEC. In addition, our board of directors may from time to time establish one or more other committees with such responsibilities as may be delegated to them by our board of directors.

Audit Committee

Our audit committee consisted of William L. Ashton, Anthony C. Celeste, Andrew J. Ferrara and Timothy I. Maudlin through August 2011, with Mr. Maudlin serving as the chairman of the committee. Subsequent to Mr. Ferrara’s resignation from our board of directors in August 2011, the audit committee consisted of Mr. Maudlin, William L. Ashton and Anthony C. Celeste, with Mr. Maudlin continuing to serve as chairman of the committee.

Our audit committee assists our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm.

Our audit committee’s responsibilities, as set forth in the written charter adopted by our board of directors, include:

•	appointing, evaluating, retaining, setting the compensation of, and assessing the independence of our registered public accounting firm
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures;
•	reviewing our company’s major financial and operational risks and management’s assessment, monitoring and control of those risks;
•	evaluating from time to time the necessity of adopting a formal internal audit function and overseeing that function, if adopted;
•	reviewing and approving all related party transactions on an ongoing basis;
•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	preparing the audit committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter on an annual basis; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of the audit committee qualifies as an independent director under the applicable NASDAQ rules and the applicable rules and regulations of the SEC. Our board of directors has also determined that each member of the audit committee is financially literate under Rule 5605(a)(2)(A)(iv) of the NASDAQ Listing Rules and that Mr. Maudlin qualifies as an “audit committee financial expert” as defined by the SEC by virtue of the experience described above. The audit committee met 16 times in 2011.

Compensation Committee

Our compensation committee consisted of William L. Ashton, Anthony C. Celeste, Andrew J. Ferrara and Timothy I. Maudlin, with Mr. Ferrara serving as the chair of the committee through August 2011. Subsequent to Mr. Ferrara’s resignation from our board of directors in August 2011, the compensation committee consisted of William L. Ashton, Anthony C. Celeste and Timothy I. Maudlin, with Mr. Ashton serving as the chairman of the committee.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our compensation committee’s responsibilities, as set forth in the written charter adopted by our board of directors, include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity compensation plans;
•	reviewing and evaluating the compensation plans and arrangements to ensure those plans and arrangements align with our company’s principal financial and operational risks;
•	overseeing the evaluation of the performance of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	preparing the compensation committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

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Our board of directors has determined that each member of our compensation committee qualifies as an independent director under the applicable NASDAQ and SEC rules. The compensation committee met six times in 2011.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consisted of William L. Ashton, Anthony C. Celeste, Andrew J. Ferrara and Timothy I. Maudlin through August 2011, with Mr. Maudlin serving as the chairman of the committee. Subsequent to Mr. Ferrara’s resignation from our board of directors in August 2011, the nominating and corporate governance committee consisted of Timothy I. Maudlin, William L. Ashton and Anthony C. Celeste, with Mr. Maudlin continuing to serve as chairman of the committee.

Our nominating and corporate governance committee’s responsibilities, as set forth in the written charter adopted by our board of directors, include:

•	recommending to our board of directors the persons to be nominated for election as directors or to fill vacancies on our board of directors and to be appointed to each of our board of directors’ committees;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	identifying, reviewing and assessing board governance risks and developing a process to monitor and control those risks;
•	developing and recommending to our board of directors corporate governance principles and guidelines;
•	overseeing a periodic self-evaluation of our board of directors;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Our board has determined that each member of our nominating and corporate governance committee qualifies as an independent director under the applicable NASDAQ rules. The nominating and corporate governance committee met three times in 2011.

Board Leadership Structure and Risk Oversight

Our board of directors does not have a policy on whether or not the roles of chief executive officer and chairman of our board of directors should be separate and, if they are to be separate, whether the chairman of our board of directors should be selected from the non-employee directors or be an employee. Our board of directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and our stockholders. Currently, Dr. Ueno serves as chief executive officer and the chairman of our board of directors. Our board of directors believes that Dr. Ueno is currently best situated to serve as chairman of our board of directors due to his deep knowledge of our company’s products and technology and his vision for strategic development.

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of our board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as the lead independent director. Because Dr. Ueno, the chairman of our board of directors, is not an independent director, our independent directors, based on the recommendation of our nominating and corporate governance committee, have appointed Mr. Celeste as the lead independent director. As the lead independent director, Mr. Celeste serves as the presiding director at all executive sessions of independent directors, determines the need for special meetings of our board of directors and consults with Dr. Ueno on matters relating to corporate governance and board performance.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. Our board of directors believes an effective enterprise risk management, or ERM, system will timely identify the material risks that our company faces and through such ERM system management will communicate necessary information with respect to material risks to our board of directors or the relevant board committee, implement appropriate and responsive risk management strategies consistent with our company’s risk profile and integrate risk management into our company’s decision-making. Our entire board of directors oversees general risk management of our company and continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for our company. Our board of directors also encourages management to promote a corporate culture that incorporates risk management into the corporate strategy and day-to-day business operations. Our audit committee focuses on oversight of the financial risks of our company and the steps management has taken to monitor and control such exposures. Our audit committee also oversees and approves all related party transactions. Our nominating and corporate governance committee annually reviews our company’s corporate governance guidelines and their implementation. Our compensation committee considers risks that may result from changes in compensation programs. We believe that the leadership structure of our board of directors, including the designation of a lead independent director, supports effective oversight of our company’s risk management.

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Code of Conduct and Code of Ethics

Our board of directors adopted a Code of Conduct and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf, such as agents. Our Code of Conduct is available on our website at www.sucampo.com. We intend to post on our website any amendments to, or waivers from, our Code of Conduct.

Our board of directors also adopted a Code of Ethics for the chief executive officer and senior officers, which along with specific complaint procedures are available on our website at www.sucampo.com. We intend to post on our website any amendments to, or waivers from, our Code of Ethics for the chief executive officer and senior officers.

Executive and Director Compensation Process

Our compensation committee has implemented an annual review process for our executives pursuant to which the committee approves annual salary increases, annual cash bonus amounts and annual stock option awards granted to our executives. Our chief executive officer, chief operating officer, and director of human resources prepare compensation recommendations regarding the compensation of each of our executive officers, other than our chief executive officer and chief operating officer, and present these recommendations to our compensation committee for approval. Our chief executive officer reviews the performance of our chief operating officer and makes his recommendation to our compensation committee based on this reviews. Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer, evaluates the chief executive officer’s performance in light of these goals and objectives and determines the compensation of the chief executive officer based on this evaluation.

Our board of directors has delegated to our chief executive officer the authority to grant stock options to employees under our Amended and Restated 2006 Stock Incentive Plan, or the 2006 Stock Incentive Plan. This authority is limited insofar as our chief executive officer is not authorized to grant options to himself or to any other director or executive officer. In addition, in any one calendar year, our chief executive officer is not authorized to grant options with respect to more than 100,000 shares of our class A common stock or to grant to any person options with respect to more than 10,000 shares of our class A common stock. This authority was supplemented by the board of directors, as permitted by the 2006 Stock Incentive Plan, in 2011 for a one-time stock option grant for all employees, directors and certain contractors by requiring the following: (1) such options shall be on the terms set forth in the applicable form of stock option agreement as approved by our board of directors or our compensation committee on the date of the delegation; (2) the exercise price of such options shall be equal to the closing price of our class A common stock on the date of the grant; (3) our chief executive officer shall not be authorized to grant (a) options to himself, any other “executive officer” of our company as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any “officer” of our company under Rule 16a-1(f) of the Exchange Act, or any other person that our board of directors or our compensation committee may from time to time designate in writing, (b) in aggregate, in 2011, options with respect to more than 1,050,000 shares of our company’s class A common stock, or (c) to any person, in 2011, options with respect to more than 110,000 shares of our company’s class A common stock; and (4) our chief executive officer shall maintain a list of the options granted pursuant to this delegated authority and shall report to our compensation committee regarding the options granted, at such times and in such form as our compensation committee may from time to time request; and the form of incentive stock option agreement presented to the compensation committee. This one-time stock option grant was approved to better align employee and stockholder interests during a transformational stage in our development.

Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist the committee in executing its responsibilities. Additional information about the process follows and decisions made by our compensation committee regarding executive compensation is included under the heading “Compensation Discussion and Analysis” below. Since 2009 the compensation committee has retained Radford, a global consulting practice focused on the compensation issues facing technology and life companies at all stages of development, to assist in an overall evaluation of our executive compensation programs.

Our board of directors as a whole determines the compensation to be paid to our board members.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our nominating and corporate governance committee and our board of directors.

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In considering whether to recommend any particular candidate for inclusion in our board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest, and the ability to act in the interests of all stockholders. Our nominating and corporate governance committee also considers the diversity of our board members and any candidates and nominees. Our board of directors or our nominating and corporate governance committee has not adopted any particular standard or policy with respect to diversity, but it considers varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors. Our nominating and corporate governance committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, skills and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such candidates, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5.0% of any class of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814. Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals.”

Communicating with the Independent Directors

Our board of directors has adopted a process for stockholders and others to send communications to our board of directors and will give appropriate attention to written communications that are submitted by stockholders and other interested parties and respond if and as appropriate. The lead independent director or, if there is no lead independent director, the chairman of our board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

Audit Committee Report

As stated in its charter, among other responsibilities, the audit committee evaluates the independent registered public accounting firm’s performance, manages relations with our independent registered public accountants and evaluates policies and procedures relating to internal control systems. The members’ functions are not intended to duplicate or to certify the activities of management and the independent public accountants. The audit committee serves as a board level oversight role in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants, and its experience in business, financial and accounting matters.

The audit committee has reviewed our audited financial statements for the year ended December 31, 2011 and discussed them with our management and our independent registered public accounting firm.

The audit committee also has received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the PCAOB regarding our independent accountant’s communication with the audit committee concerning independence. We have discussed with our independent registered public accounting firm their independence from our company and our management. The audit committee has also concluded that the provision of the non-audit services to our company in 2011 was compatible with our independent registered public accounting firm’s independence.

In addition to the matters specified above, the audit committee discussed with our independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with our independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, the overall quality of the company’s financial reporting and their reviews of the quarterly and year-end financial statements and draft of the quarterly and annual reports.

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Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

By the Audit Committee of the Board of Directors of

Sucampo Pharmaceuticals, Inc.

Timothy I. Maudlin, Chairman

William L. Ashton

Anthony C. Celeste

RELATED PARTY TRANSACTIONS

R-Tech Ueno, Ltd.

Pursuant to our exclusive supply agreements with R-Tech, R-Tech provides us with clinical and commercial supplies of all prostones under development. Drs. Ueno and Kuno directly and indirectly own a majority of the capital stock of R-Tech.

During the year ended December 31, 2011, we purchased from R-Tech approximately $72,000 of clinical supplies, $104,000 of other research and development services and $155,000 of commercial supplies under the terms of all the exclusive manufacturing and supply agreements.

In March 2011, our subsidiary, Sucampo AG, or SAG entered into a license agreement with R-Tech for RESCULA® (unoprostone isopropyl) eye drops, expanding our rights beyond the previously agreed territory of the United States and Canada (those rights were held by Sucampo Pharma Americas, Inc. and now assigned to SAG) to all countries except Japan, Korea, Taiwan and the People’s Republic of China, or SAG Territories. This alliance insures state of the art global development and commercialization between us and R-Tech for all current and potential indications. Under the terms of this license agreement, SAG holds exclusive rights to develop, use, make, have made, export, commercialize, promote, offer for sale and sell unoprostone isopropyl in the SAG Territories. R-Tech will retain rights to unoprostone isopropyl in Japan, Korea, Taiwan and the People’s Republic of China for its approved indication, the treatment of glaucoma and ocular hypertension. Also under this agreement, SAG has the exclusive right to develop unoprostone isopropyl for certain additional ophthalmic indications in the SAG Territories beyond its approved glaucoma and ocular hypertension indication as well as rights to all associated patents and other intellectual property associated with unoprostone isopropyl in these territories. R-Tech retains all other commercial and development rights. SAG made an upfront payment to R-Tech of $3.0 million and will be responsible for additional milestone payments based on the achievement of specified development and commercialization goals. SAG will be responsible for all development, regulatory, and commercialization activities.

We expect to continue to make payments to R-Tech, pursuant to our exclusive manufacturing and supply agreements, for 2012 and thereafter in the regular course of business.

Part-Time Employment Agreement with Dr. Kuno

We have an employment agreement with Dr. Kuno under which we employ her part-time as an advisor for international business development and strategic planning. This agreement renews automatically each year for a period of one year unless earlier terminated by Dr. Kuno or us. This agreement provides that Dr. Kuno will work eight hours per week and is entitled to receive an annual base salary to be reviewed annually by our compensation committee and possibly increased if deemed appropriate, but not decreased unless agreed by Dr. Kuno and us. In 2011, we paid Dr. Kuno a salary of $88,049. Dr. Kuno is also eligible for an annual bonus targeted at 50% of her base salary that is determined by our compensation committee at its discretion based on its assessment of Dr. Kuno’s achievement of annual objectives. For 2011, Dr. Kuno received a bonus of $35,264. As a part-time employee, Dr. Kuno is not eligible to participate in certain employee benefit plans.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant and a related person has a direct or indirect material interest. We consider a related person to be one of our executive officers, directors, director nominees or holders of 5% or more of either class of our common stock, or the immediate family members of any of the foregoing.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our chief financial officer or the audit committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of our audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by our audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

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A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;

•	whether the related person transaction was undertaken in the ordinary course of our business;

•	whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related person transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is consistent with our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10.0% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5.0% of the annual gross revenues of the other entity that is a party to the transaction; and
•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee has structured our executive compensation program to ensure that there is a strong positive correlation between financial results, compensation for executives, and financial returns to shareholders without encouraging excessive or inappropriate risk-taking. Our executive compensation program supports our vision and strategic priorities, and ensures that executives have a significant personal financial stake in our long-term health and growth.

Compensation Philosophy

The primary goal of our executive compensation program has been to:

•	provide compensation levels sufficient to retain our existing executives and, when necessary, to attract new executives;

•	reward, on an annual basis, individual performance that promotes the success of our company; and

•	motivate our executives to achieve the critical financial, product and development milestones set by management and our board of directors.

In May 2011, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as the say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 99.9% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2011, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, our compensation committee decided to retain our general approach to executive compensation, with a continued emphasis on short- and long-term incentive compensation that rewards our most senior executives when they deliver value for our stockholders. Additionally, at the May 2011 annual meeting, a majority of the shares voted recommended that we hold an annual advisory vote on the compensation of the named executive officers. Our compensation committee determined that we would follow the advisory vote to be responsive to shareholder preference and as it would be consistent with our approach to executive compensation. We plan to act in accordance with the 2011 vote on the frequency of the say-on-pay vote and will hold a say-on-pay vote this year.

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Our executive compensation program includes features that reduce the possibility of the named executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value in the following manner:

•	our chief executive officer pay is aligned with our company’s performance and with shareholder return;

•	appropriately targets total compensation;

•	balanced between annual and long-term incentives;

•	long-term incentives are aligned to our company’s performance;

•	no option repricing without shareholder approval;

•	no hedging of our stock; and

•	stock ownership guidelines.

Role of Executive Officers in the Compensation Decisions

Our compensation committee approves all compensation decisions regarding the compensation of our executive officers. Our chief executive officer, chief operating officer, and director of human resources review the performance of our executive officers other than our chief executive officer and chief operating officer and make recommendations to the compensation committee based on this review, including any annual salary increase, annual cash bonus amount and annual stock option awards. Our chief executive officer reviews the performance of our chief operating officer and makes his recommendation to our compensation committee based on this reviews, including annual salary increases, annual cash bonus amounts and annual stock option awards. Our compensation committee can exercise their discretion in modifying any recommended adjustments or awards to executives. With respect to the chief executive officer, our compensation committee in its sole discretion determines the amount of any adjustments or awards.

Compensation Benchmarking

Since 2009 our compensation committee has engaged Radford to assist with an overall evaluation of our executive compensation programs, including compensation benchmarking. In September 2009, Radford completed a study with respect to the board compensation. In line with that study, Radford recommended that we benchmark our executive compensation with a “Core Peer Group” comprised of 21 companies generally comparable to our company in headcount, revenues and market value, and with a “Reference Peer Group” comprised of 7 larger companies that like our company have significant international operations in Europe, Asia and other emerging markets. The Core Peer Group, developed by Radford and reviewed by our board of directors and management, consists of Acordia Therapeutics, Adolor Corporation, Auxillium Pharmaceuticals, Cornerstone Therapeutics, Dyax, GenVec, Inc., GTx, Idenix Pharmaceuticals, Inspire Pharmaceuticals, Intermune, ISIS Pharmaceuticals, NPS Pharmaceuticals, Onyx Pharmaceuticals, Progenics Pharmaceuticals, Inc., Salix Pharmaceuticals, Savient Pharmaceuticals, SciClone Pharmaceuticals, Theravance, United Therapeutics, ViroPharma, and VIV US. Our Reference Peer Group, also developed by Radford and reviewed by our board of directors and management, consists of the Medicines Company, Emergent BioSolutions, OSI Pharmaceuticals, Alkermes, BioMarin Pharmaceuticals, Cubist Pharmaceuticals and Enzon Pharmaceuticals. Our compensation committee annually reviews the Core Peer Group and had no changes for 2011.

In late 2011, we received a proposal from Radford to determine the competitiveness of the compensation of our board of directors, our executive leadership team and our general employee population in order to assist us in creating appropriate salary bands and ensure competitive recruiting. The project will be completed in 2012 and will incorporate two different scenarios pending the outcome of the arbitration proceedings with Takeda Pharmaceutical Company Limited, or Takeda. In one scenario, we prevail in our proceeding against Takeda and regain all rights to AMITIZA® (lubiprostone) necessitating the significant expansion of our employee resources. In the other scenario, we do not prevail in our proceeding against Takeda, and our company does not experience as significant expansion as in the first scenario. The first scenario will establish and benchmark us against a peer group of 149 – 499 employees and the second will benchmark us against a peer group of 0 – 149employees. These scenarios will apply to the compensation for members of our board of directors, our executive team members and our general employee population. Our compensation committee and human resources department will be working with Radford to establish peer groups during the first quarter of 2012.

A compensation philosophy was established by our compensation committee to pay at the 50th percentile for all employees, which includes an analysis of total compensation, including cash and equity. A compensation strategy for those employees who fell below the 50th percentile and who met certain performance metrics would be to implement a combination of market adjustment and merit increases to achieve the 50th percentile within a two-year period. The overall goal of the compensation program is to build an attractive recruitment and retention brand that will prepare us for rapid growth and expansion. The philosophy to pay employees at the 50th percentile will allow us to be competitive in hiring the necessary talent while allowing employees who perform at a high level to grow their base salary through our merit pay for performance process.

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The Elements of Our Executive Compensation Program

The key elements of our 2011 executive compensation program were:

•	cash compensation in the form of salary;
•	eligibility for an annual incentive cash bonus;
•	eligibility for equity incentives in the form of stock options;
•	severance and change of control benefits; and
•	employment benefits, such as 401(k) plan matching payments and health and life insurance.

We believe that each of these elements, and all the elements together, must be competitive in order to meet our primary goal of retaining our executives and, when necessary, attracting new executives. Potential employees and existing employees will compare the overall compensation package available at our company to the overall compensation packages offered by other potential employers as they decide whether to join us in the first place and whether to stay with us after they do join. Accordingly, we have attempted to maintain our overall compensation packages at levels sufficient to retain our current executives and attract new ones.

Our executive compensation program incorporates elements of incentive compensation rewards for both short-term and long-term contributions. Short-term incentive compensation has historically taken the form of eligibility for annual cash bonus payments. Long-term incentives have historically taken the form of eligibility for stock option grants, which are designed to reward executives for, and align their financial interests with, the longer term success of our company as reflected in appreciation of our stock value.

We have not adopted any formal or informal policy for allocating compensation between long-term and short term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. We view each of the elements of our compensation program as related but distinct. Our decisions about each individual element do not necessarily affect the decisions we make about other elements. For example, we do not believe that significant compensation derived from one element of compensation, such as equity awards, should necessarily negate or reduce compensation from other elements.

Under the direction of the compensation committee, our company has entered into employment agreements with each of its executive officers and other senior management positions. These agreements all had an initial term of one year, with a provision for successive one-year renewals unless either party gives notice to the other that the agreement will not be renewed.

2011 Base Salary Levels

In March 2011, our compensation committee reviewed our overall performance and the individual performance of the executives for 2010 in order to determine 2011 base salaries of our executive officers. Dr. Ueno, our chief executive officer, and Mr. Egan, our chief operating officer, provided recommendations for salary adjustments for executives other than our chief executive officer and chief operating officer, and our compensation committee also reviewed the performance of our chief executive officer to determine his base salary. The salary increases for the executive officers were approved in early March 2011, and they became effective in March 2011.

The following table sets forth the comparison of the 2010 and 2011 base salaries of our named executive officers.

Name	2010 Base Salary	2011 Base Salary	Percentage Increase of Base Salary
Ryuji Ueno, M.D., Ph.D., Ph.D	$553,500	$586,710	6.0%
James J. Egan	265,000	352,400	33.0%
Jan Smilek (1)	226,295	226,295	0.0%
Cary J. Claiborne	294,000	294,000	0.0%
Gayle R. Dolecek, P.D	266,475	274,470	3.0%
Thomas J. Knapp	240,000	318,400	32.7%
Stanley G. Miele	218,405	240,000	9.9%

________

(1)     Mr. Smilek resigned from our company before the 2011 base salary became effective.

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Although Dr. Ueno’s base salary of $586,710 for 2011 continued to be higher than the median base salary for chief executive officers in the peer group companies as measured in 2011, the compensation committee considered several other factors in making this decision. Dr. Ueno continued to serve in multiple roles, not only as our chief executive officer, but also as our chief scientific officer. Our compensation committee believed that, because of the multiple roles and responsibilities assumed by Dr. Ueno, he should be compensated more highly than the median salary of other chief executive officers in similar companies. In December 2010, Messrs. Egan, Knapp and Miele received base salary increases, which are reflected in their respective 2011 base salaries, based on their performance in advancing AMITIZA commercialization and development. Dr. Dolecek received a base salary increase based on his leadership of the research and development program.

The annual increases reflected the consideration of our overall financial and operating performance in the prior year, our company-wide target for base salary increases for all employees, market and benchmarked salary information and other factors deemed relevant by our compensation committee.

2011 Annual Cash Incentive Bonus Program

In early 2011, our compensation committee approved seven corporate goals, including a reach goal, and the weighting of each goal. The reach goal of submitting an investigational new drug application for a phase 2 study depended upon the attainment of one of the other corporate goals. The achievement of all or any of these corporate goals is a heavily weighted factor in determining the executives’ annual bonuses. Our compensation committee used the corporate goals as Dr. Ueno’s goals for 2011. The other executives developed 2011 individual goals for themselves in consultation with Dr. Ueno. The achievement of the individual goals is also a factor in determining the executives’ annual bonus. Because the executives have more influence over our ability to meet corporate goals than other employees, their bonus percentage is more heavily weighted on our achievement of each of the 2011 corporate goals.

For each executive, a bonus target for 2011 was established equal to a percentage of his or her annual salary as follows:

Overall Plan for 2011

Position	Bonus Target	Bonus Weightings	Maximum Bonus Payout
Ryuji Ueno, chief executive officer	50% of salary	80% corporate performance	150% of target bonus
20% individual performance

James J. Egan, chief operating officer	40% of salary	70% corporate performance	150% of target bonus
30% individual performance

Other executives	30% of salary	70% corporate performance	150% of target bonus
30% individual performance

In early 2012, our compensation committee assessed our company’s performance against the 2011 corporate goals and approved an overall achievement level of 63.0%, as summarized in the table below. They also assessed the individual performance of Dr. Ueno against the corporate goals and approved the 2011incentive bonus payout to Dr. Ueno as reflected in the table “2011 Incentive Bonus Payouts.” Our compensation committee approved Dr. Ueno’s and Mr. Egan’s recommendations for the individual performance ratings for the executives other than our chief executive officer and chief operating officer based on their individual goals and our company’s goals. The bonuses were paid in March and April 2012 following our compensation committee’s assessments and approvals.

We have not disclosed the specific target of each of the goals as they are based on strategic components, each of which is confidential, and our compensation committee has determined that the disclosure of the goals can result in competitive harm to us. None of the performance information excluded contained sales or earnings targets.

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The following tables summarize our 2011 corporate goals established by our compensation committee and the amount of bonuses actually paid in 2012 with respect to 2011 performance.

Corporate Performance Goals for 2011

		Goal	Weighting of Goal	Actual Goal Achievement	Actual Goal Achievement Percentage	Percentage Earned Based on the Goal Achievement Level
Takeda Dispute
1)		Completion of arbitration hearing and costs in line with budget	25%	Achieved	100%	25%

Growth Opportunities of Lubiprostone
2)	a	Phase 3 trial in OBD;	20%	Achieved	100%	20%
	b	Favorable resolution with PMDA on study design and initiate phase 2 trial in OBD cancer patients in Japan;
	c	File MAA for CIC in the U.K.; and
	d	IBD as a lifecycle opportunity or phase 2 study with cobiprostone

Growth Opportunities of Unoprostone Isopropyl
3)	a	Favorable sNDA and launch;	15%	Achieved 1 out of 3	50%	8%
	b	Resubmit label for treatment of glaucoma in E.U. & Switzerland; and
	c	Complete phase 2 proof-of-concept study

Improve Operational Effectiveness
4)	a	Organizational effectiveness;	10%	Achieved	100%	10%
	b	Manage the Prostone Research Institute to budget;
	c	Achieve SOX targets; and
	d	Hire key positions

Strategic Alliances
5)		Development partnerships	20%	Did not achieve	0%	0%

6)		Operating cash flow neutrality	10%	Did not achieve	0%	0%

Reach Goal
7)		Submit IND for a phase 2 study for unoprostone isopropyl.	10%	Did not achieve	0%	0%
						63%

2011 Incentive Bonus Payouts

Based on the achievement of our 2011 corporate performance goals and the individual performance of our executives, our compensation committee approved the following incentive compensation awards:

Name	Bonus Target	Final Bonus	Percentage of Bonus Target
Ryuji Ueno, M.D., Ph.D., Ph.D	293,355	234,684	80%
James J. Egan	140,960	112,909	80%
Cary J. Claiborne	88,200	28,770	33%
Thomas J. Knapp	95,520	76,512	80%
Gayle R. Dolecek, P.D	68,881	53,107	77%
Stanley G. Miele	72,000	55,512	77%

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The bonus weight varied by position as reflected in the “Overall Plan for 2011” chart above. For the 2011 performance review process, we utilized the overall review rating to calculate individual goals to determine payout and used the 63% overall achievement level that had been established for the corporate goals. The combination of these two calculations established the percentage of bonus target indicated in the chart above. Mr. Claiborne was our interim chief financial officer from March 2011 to September 2011. Mr. Claiborne became our chief financial officer in October 2011 and his bonus payout was based on an agreed upon proration of five months of his annualized base salary for 2011.

Equity Incentives

Historically, we have awarded a limited number of stock options. As a result, we believe the equity incentive portion of our executive compensation package is relatively small compared to other companies in our peer group. Stock option awards are typically made upon hire and at the time of promotion. The number of stock options awarded is based on a market assessment of the new employee’s position and the promoted employee’s new position. These stock options vest on a durational stock schedule commensurate with the employee’s hire/promotion date.

We have any equity ownership guidelines for our executive officers as described in our corporate governance guidelines. Under those guidelines, the chief executive officer and the executive officers would continue to own shares in an amount equivalent to 50% of any net gain on the exercise of any market-based shares and such individuals would have five years to achieve such ownership holdings.

Employee Benefits

Each executive has the opportunity to participate in our 401(k) plan, which provides a 50% match on every dollar contributed by any participating employee up to 10% of his or her compensation or up to the maximum annual contribution allowed by law. In addition, every executive has the opportunity to select insurance coverage at the same cost as every other employee, including health and life insurance. We pay the premiums for the life insurance benefit for each executive and 80% of the premiums for the health insurance benefit. We also pay for parking at our headquarters for each of our employees and executives.

Severance and Change of Control Benefits

Pursuant to employment agreements with our named executive officers, each is entitled to specified benefits in the event of a change of control of our company or the termination of the employment of the executive under specified circumstances. We have provided estimates of the value of these severance and change of control benefits under various circumstances under “Potential Payments upon Termination or Change of Control” below. The goal of these benefits is not only to recognize the value that key positions provide to the organization but also to serve as a recruitment and retention tool to ensure that we attract and retain such key talent.

Severance Arrangements with Our Former Chief Financial Officer

On January 12, 2011, Jan Smilek, our former chief financial officer, resigned from the company. At that time, we entered into a separation agreement and a consulting agreement with him that included the following elements:

•	a one-time severance payment of $113,148, reflecting six months of his annual salary;
•	an eligibility of a bonus payment in 2010, which was paid out in February 2011 in the amount of $66,700;
•	reimbursement of 80% of the premiums for continuation of health insurance under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for six months following the termination date; and
•	a consulting agreement, under which he would provide consulting services for certain specified activities to our senior management on an as-requested basis for a period of up to six months commencing January 13, 2011. He would be compensated at a rate of $250 per hour not to exceed 20 hours in total.

2012 Base Salary Levels

We have decided to defer our 2012 base salary increase until we evaluate the conclusion of our arbitration proceedings with Takeda. In the event there are base salary increases, such increases will be payable as of February 20, 2012. Our compensation committee will review the 2012 base salaries of the executive officers. The annual increases will reflect the consideration of our overall financial and operating performance in the prior year, our company-wide target for base salary increases for all employees, Dr. Ueno’s and Mr. Egan’s discretionary judgment, the overall result of the arbitration proceedings and other factors deemed relevant by our compensation committee.

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Executive Compensation

Summary Compensation

The following table sets forth the total compensation earned for the years ended December 31, 2011, 2010 and 2009 by our named executive officers for the year ended December 31, 2011.

Summary Compensation Table

Name and Principal Position		Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
(1)	Year	($)	($)	($)(6)	($)(7)	($)		($)
Ryuji Ueno, M.D., Ph.D, Ph.D	2011	581,259	-	926,700	234,684	2,700	(8)	1,745,343
Chief executive officer, chief scientific officer and director	2010	561,976	-	-	271,215	2,700	(8)	835,891
	2009	553,189	-	-	59,328	2,700	(8)	615,217

James J. Egan	2011	357,442	-	251,563	112,909	1,680	(8)	723,594
Chief operating officer (2)	2010	267,689	-	175,200	105,466	1,500	(8)	549,855
	2009	80,519	-	354,490	11,265	516	(8)	446,790

Jan Smilek	2011	29,337	-	-	-	114,274	(9)	143,611
Chief financial officer (3)	2010	225,382	-	68,950	66,700	9,750	(9)	370,782
	2009	220,948	-	-	19,073	9,750	(9)	249,771

Cary J. Claiborne	2011	62,192	-	268,289	28,770	3,247	(10)	362,498
Chief financial officer (4)

Gayle R. Dolecek, P.D	2011	228,221	-	331,461	53,107	9,024	(11)	621,813
Executive advisor, research and development affairs	2010	264,886	-	68,950	78,544	8,957	(11)	421,337
	2009	255,077	-	-	29,022	8,851	(11)	292,950

Thomas J. Knapp	2011	322,923	-	208,647	76,512	1,680	(8)	609,762
Senior vice president, general counsel and corporate secretary (5)

Stanley G. Miele	2011	241,246	-	263,890	55,512	8,250	(12)	568,898
President, Sucampo Pharma Americas, Inc. and senior vice president of sales and marketing	2010	217,768	-	156,550	67,096	8,250	(12)	449,664
	2009	208,177	-	41,640	22,376	8,250	(12)	280,443

_______

(1)	The information in the table reflects the year the executive officers became named executive officers.
(2)	Mr. Egan joined our company as chief operating officer in September 2009.
(3)	Mr. Smilek joined our company as corporate controller in February 2008 and was promoted to acting chief financial officer in July 2008 and the chief financial officer and treasurer in December 2008. Mr. Smilek resigned as our chief financial officer effective January 12, 2011.
(4)	Mr. Claiborne joined our company as interim chief financial officer in March 2011 and was promoted to chief financial officer in October 2011.
(5)	Mr. Knapp joined our company as senior vice president, general counsel and corporate secretary in February 2010.
(6)	The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption, "Employee Stock-Based Compensation", in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.
(7)	The amounts shown in this column represent the amounts paid for cash incentive bonuses earned for the indicated year. These bonuses were paid in March of the following year.
(8)	Represents parking expenses for 2011, 2010 and 2009.
(9)	Includes approximately $70, $1,500 and $1,500 in parking expenses and $1,056, $8,250 and $8,250 in matching contributions under the 401(k) plan for 2011, 2010 and 2009, respectively. Additionally, in 2011, Mr. Smilek was paid a one-time $113,148 severance payment.
(10)	Includes $420 in parking expenses and $2,827 in matching contributions under our 401(k) plan for 2011.
(11)	Includes $1,680, $1,500 and $1,500 in parking expenses and $7,344, $7,457, $7,351 in matching contributions under the 401(k) plan for 2011, 2010 and 2009, respectively.
(12)	Includes $8,250, $8,250 and $8,250 in matching contributions under the 401(k) plan for 2011, 2010 and 2009, respectively.

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Information Regarding Option Grants and Other Plan-Based Awards

The following table sets forth additional information regarding the plan-based awards we granted to our named executive officers in the year ended December 31, 2011.

2011 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option Awards: Number of Shares of Class A Common Stock Underlying Options		Excericse Price of Option Awards		Grant Date Fair Value of Option Awards
Name	Grant Date	Target ($) (1)	Maximum ($) (1)	(#)		($/sh)		($)(7)
Ryuji Ueno, M.D., Ph.D., Ph.D	-	$293,355	$440,033	-		$-		$-
James J. Egan	-	140,960	211,440
	5/2/2011			156,250	(2)	4.41	(3)	251,563
Jan Smilek	-	67,889	101,833	-		-		-
Cary J. Claiborne	-	88,200	132,300	-		-		-
	5/2/2011			4,000	(4)	4.41	(5)	10,440
	5/2/2011			6,000	(2)	4.41	(3)	9,660
	10/17/2011			51,760	(5)	4.07	(6)	123,189
	10/17/2011			77,640	(2)	4.07	(6)	125,000
Gayle R. Dolecek, P.D	-	68,881	103,322	-		-		-
	5/2/2011			57,600	(4)	4.41	(3)	150,336
	5/2/2011			112,500	(2)	4.41	(3)	181,125
Thomas J. Knapp	-	95,520	143,280	-		-		-
	5/2/2011			14,400	(4)	4.41	(3)	37,584
	5/2/2011			106,250	(2)	4.41	(3)	171,063
Stanley G. Miele	-	72,000	108,000	-		-		-
	5/2/2011			24,000	(4)	4.41	(3)	62,640
	5/2/2011			125,000	(2)	4.41	(3)	201,250

 __________

(1)	These columns reflect the target amount and the maximum amount, representing 150% of the target amount, of each executive’s potential cash incentive bonus for 2011. There is no minimum payment and no threshold payment amount for the awards. The actual amounts of these cash incentive bonuses, which were paid in March 2012, are reflected in the “Non-Equity Incentive Plan Compensation” column of the summary compensation table.
(2)	Market condition options (a) vest in certain percentages based on the attainment of specific stock price targets over a 30-day trading period so long as the individual is in continuous service with us on each such date, (b) have an exercise price equal to the closing price of the our class A common stock on the NASDAQ Global Market on the date of grant, and (c) must vest within a term of four years from such date. These options must be exercised within a term of ten years from the date of grant. The percentages and target prices are: 40% at $8.0 per share, 40% at $12.0 per share and 20% at $16.0 per share. We determined that the market condition options should be classified as equity instruments, and selected, in accordance with GAAP, a lattice option-pricing model to estimate the fair value of those options. A lattice option-pricing model produces an estimated fair value of the option based on the assumed changes in the price of the underlying share over successive periods of time.
(3)	The exercise price of these options was equal to the closing price of our class A common stock on May 2, 2011. These options were granted under our 2006 Stock Incentive Plan.
(4)	These options vest 25% on May 2, 2012, 25% on May 2, 2013, 25% on May 2, 2014 and 25% on May 2, 2015.
(5)	These options vest 25% on October 17, 2012, 25% on October 17, 2013, 25% on October 17, 2014 and 25% on October 17, 2015.
(6)	The exercise price of these options was equal to the closing price of our class A common stock on October 17, 2011. These options were granted under our 2006 Stock Incentive Plan.
(7)	The assumptions used in valuing the option awards, we granted during 2011, are described under the caption “Employee Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

22

Outstanding Equity Awards

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2011. All of these options were granted either under our Amended and Restated 2001 Stock Incentive Plan, or 2001 Stock Incentive Plan, or our 2006 Stock Incentive Plan. Our named executive officers did not hold restricted stock or other stock awards at the end of 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Number of Shares of Class A Common Stock Underlying Unexercised Options
	Exercisable		Unexercisable		Option Exercise Price	Option Expiration
Name	(#)		(#)(1)		($)	Date
Ryuji Ueno, M.D., Ph.D., Ph.D	60,000				15.54	12/11/2012
			170,000	(2)	4.41	5/2/2021
			300,000	(3)	4.41	5/2/2021
James. J. Egan	22,500		37,500	(4)	4.98	9/14/2019
	3,500		3,500	(5)	4.99	9/16/2019
	-		60,000	(6)	5.87	9/23/2019
	-		80,000	(7)	3.68	12/8/2020
	-		156,250	(3)	4.41	5/2/2021
Cary J. Claiborne	-		4,000	(2)	4.41	5/2/2021
	-		6,000	(3)	4.41	5/2/2021
	-		51,760	(8)	4.07	10/17/2021
	-		77,640	(3)	4.07	10/17/2021
Gayle R. Dolecek, P.D	127,500	(9)	-		5.85	3/31/2015
	42,500		-		10.00	5/1/2016
	12,000		-		14.12	12/11/2017
	17,500		17,500	(10)	3.85	1/15/2020
	-		57,600	(2)	4.41	5/2/2021
	-		112,500	(3)	4.41	5/2/2021
Thomas J. Knapp	10,000		30,000	(11)	3.49	2/19/2020
	10,000		30,000	(12)	3.68	12/8/2020
			14,000	(2)	4.41	5/2/2021
			106,250	(3)	4.41	5/2/2021
Stanley G. Miele	20,400		-		10.00	5/1/2016
	20,000		-		14.12	12/11/2017
	4,500		4,500	(13)	6.45	5/12/2019
	2,500		2,500	(14)	4.98	9/14/2019
	17,500		17,500	(10)	3.85	1/15/2020
	10,000		30,000	(12)	3.68	12/8/2020
	-		24,000	(2)	4.41	5/2/2021
	-		125,000	(3)	4.41	5/2/2021

________

(1)	The options shown in this column represent outstanding stock options that are not yet vested and exercisable.
(2)	Options of 30,000 vest 25% on May 2, 2012, 25% on May 2, 2013, 25% on May 2, 2014 and 25% on May 2, 2015.
(3)	Market condition options (a) vest in certain percentages based on the attainment of specific stock price targets over a 30-day trading period so long as the individual is in continuous service with us on each such date, (b) have an exercise price equal to the closing price of the our class A common stock on the NASDAQ Global Market on the date of grant, and (c) must vest within a term of four years from such date. These options must be exercised within a term of ten years from the date of grant. The percentages and target prices are: 40.0% at $8.00 per share, 40.0% at $12.00 per share and 20.0% at $16.00 per share. We determined that the market condition options should be classified as equity instruments, and selected, in accordance with GAAP, a lattice option-pricing model to estimate the fair value of those options. A lattice option-pricing model produces an estimated fair value of the option based on the assumed changes in the price of the underlying share over successive periods of time.
(4)	Options of 30,000 vest 25% on September 14, 2012 and September 14, 2013 and the balance of the 30,000 options will vest 25% September 14, 2012, 25% on September 14, 2013 and 25% on September 14, 2014.
(5)	These options vest 25% on September 16, 2012 and 25% on September 16, 2013.
(6)	Options of 30,000 vest 25% on September 23, 2012, 25% on September 23, 2013, 25% on September 23, 2014 and 25% on September 23, 2015 and the balance of the 30,000 options will vest 25% on September 23, 2013, 25% on September 23, 2014, 25% on September 23, 2015 and 25% on September 23, 2016.
(7)	These options vest 25% on December 8, 2012, 25% on December 8, 2013 and 25% on December 8, 2014.
(8)	These options vest 25% on October 17, 2012, 25% on October 17, 2013 and 25% on October 17, 2014.
(9)	These options were originally granted to Dr. Dolecek in his capacity as a consultant to our company before he became an employee of our company.
(10)	These options vest 25% on January 15, 2012 and 25% on January 15, 2013.
(11)	These options vest 25% on February 19, 2012, 25% on February 19, 2013 and 25% on February 19, 2014.
(12)	These options vest 25% on December 8, 2012, 25% on December 8, 2013 and 25% on December 8, 2014.
(13)	These options vest 25% on May 12, 2012 and 25% on May 12, 2013.
(14)	These options vest 25% on September 14, 2012 and 25% on September 14, 2013.

23

Option Exercises and Stock Vesting

The following table sets forth information regarding stock option exercises by our named executive officers during 2011. None of our named executive officers held restricted stock or other stock awards, or had any such awards vest, during 2011.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Ryuji Ueno, M.D., Ph.D., Ph.D	-	$-
James J. Egan	-	-
Jan Smilek	10,000	3,517
Cary J. Claiborne	-	-
Thomas J. Knapp	-	-
Gayle R. Dolecek, P.D	-	-
Stanley G. Miele	-	-

Potential Payments upon Termination or Change of Control

Our named executive officers are entitled, under their employment agreements, to specified benefits in the event of the sale or merger of our company or the termination of their employment under some circumstances. These benefits as of December 31, 2011 were the following:

•	In the event that our company is acquired, is the non-surviving party in a merger, or sells all or substantially all of its assets, or in the event of the death of the executive, all of the then-unvested restricted stock and stock options issued to him or her shall immediately vest in accordance with the terms of the 2006 Stock Incentive Plan.

•	Upon termination or non-renewal by us of the executive’s employment without cause or upon the disability of the executive, or upon termination by the executive for specified good reasons, including diminution of authority and duties, the executive will be entitled to receive a severance benefit of a lump sum payment equal to a specified number of months of current base salary and to receive reimbursement for the cost of continued health insurance coverage for a specified period of months. In these circumstances, Dr. Ueno will be entitled to receive a severance benefit of a lump sum payment equal to 24 months of base salary and to receive reimbursement for the cost of continued health insurance coverage for a period of 18 months after termination. Our other executives will be entitled to receive a severance benefit of a lump sum payment equal to six months of base salary and to receive reimbursement for the cost of continued health insurance coverage for a period of six months after termination.

•	If the executive is terminated other than for cause within 18 months after a change in control of our company, he or she will be entitled to receive a severance benefit of a lump sum payment equal to a specified number of months of current base salary. Dr. Ueno will be entitled to receive a severance benefit of a lump sum payment equal to 48 months of his base salary and our other executives will receive a lump sum equal to 12 months of their base salary.

The payment of severance benefits to any of our named executive officers is, in all cases, conditioned upon our receipt of a release of claims from such named executive officer.

Under the 2006 Stock Incentive Plan, in the event of any merger or consolidation, a share exchange transaction or any liquidation or dissolution of our company, our named executive officers may receive the following based upon our board of directors’ determination:

•	provide that any award of the stock options shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	provide that the unexercised options or other unexercised awards shall become exercisable in full;

•	provide that any restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such change of control;

•	receive upon consummation of the change of control a cash payment for each share surrendered equal to the acquisition price times the number of shares minus the aggregate exercise price of shares underlying all such outstanding options;

•	provide that, in connection with a liquidation or dissolution of our company, the options awards shall convert into the right to receive liquidation proceeds; and

•	any combination of the foregoing.

24

Potential Benefits upon Sale of Our Company or Executive’s Death

The following table sets forth an estimate of the benefits that our named executive officers would be entitled to receive assuming that our company was acquired, was the non-surviving party in a merger or sold all or substantially all of its assets, or upon the death of the executive, in each case assuming that the applicable triggering event occurred as of December 31, 2011.

Name	Option Shares as to Which Vesting Accelerated (1)	Value of Option Acceleration (2)
Ryuji Ueno, M.D., Ph.D., Ph.D	470,000	9,400
James J. Egan	337,250	63,125
Cary J. Claiborne	139,400	46,784
Thomas J. Knapp	187,600	13,552
Gayle R. Dolecek, P.D	180,650	53,113
Stanley G. Miele	203,500	35,630

_________

(1)	Reflects shares as to which options were unvested at December 31, 2011.
(2)	Based on the number of shares as to which options were unvested at December 31, 2011 multiplied by the difference between $4.43, the closing price per share of our Class A common stock on December 31, 2011, and the per share exercise price of each option.

Potential Benefits upon Termination Without Cause, Upon Disability or With Good Reason.

The following table sets forth an estimate of the benefits that would have accrued to each of our named executive officers assuming that we had terminated the executive’s employment without cause, other than within 18 months after a change of control as discussed in the following table, or upon the disability of the executive, or the executive terminated his employment with good reason, in each case assuming that the applicable triggering event occurred as of December 31, 2011.

	Lump Sum Severance Payment (1)	Value of Benefit Continuation (2)
Name	($)	($)
Ryuji Ueno, M.D., Ph.D., Ph.D	1,107,000	22,725
James J. Egan	176,200	-
Cary J. Claiborne	147,000	10,920
Thomas J. Knapp	159,200	10,920
Gayle R. Dolecek, P.D	68,618	-
Stanley G. Miele	120,000	10,920

_________

(1)	Represents 24 months of salary for Dr. Ueno and six months of salary for others, based on the salary in effect as of December 31, 2011.
(2)	Represents reimbursement of premiums to continue health insurance coverage for 18 months for Dr. Ueno and six months for others who currently participate in our health insurance plan, based on premiums in effect as of December 31, 2011.

25

Potential Benefits upon Termination Without Cause Following a Change of Control.

The following table sets forth an estimate of the benefits that would have accrued to each of our named executive officers assuming that we, or a successor to our company, had terminated the executive’s employment without cause as of December 31, 2011 and that such termination had occurred within 18 months after a prior change of control of our company.

	Lump Sum Severance Payment (1)	Value of Benefit Continuation (2)
Name	($)	($)
Ryuji Ueno, M.D., Ph.D., Ph.D	2,214,000	22,725
James J. Egan	352,400	-
Cary J. Claiborne	294,000	10,920
Thomas J. Knapp	318,400	10,920
Gayle R. Dolecek, P.D	137,235	-
Stanley G. Miele	240,000	10,920

__________

(1)	Represents 48 months of salary for Dr. Ueno and 12 months of salary for others, based on the salary in effect as of December 31, 2011.
(2)	Represents reimbursement of premiums to continue health insurance coverage for 18 months for Dr. Ueno and six months for others who currently participate in our health insurance plan, based on premiums in effect as of December 31, 2011.

Golden Parachute Compensation

The following table sets forth an estimate of the benefits that our named executive officers would be entitled to receive in the event that our company would be merged, acquired or otherwise sold in a similar transaction, in each case assuming that the applicable triggering event occurred as of December 31, 2011 and that the price per share of our common stock is the closing market price as of December 31, 2011. Accordingly, all payments set forth below, other than equity awards, are considered double trigger benefits meaning that in order for any of our named executive officers to receive such payment there would need to be a merger or sale and such named executive officer would have to be terminated other than for cause. The equity awards are single trigger meaning the unvested portion of the awards immediately vests upon the occurrence of the merger or sale subject to further actions of our board of directors in accordance with the 2006 Stock Incentive Plan.

	Cash	Equity	Perquisites/ benefits	Other	Total
Name	($) (1)	($) (2)	($) (3)	($) (4)	($)
Ryuji Ueno, M.D., Ph.D., Ph.D	2,214,000	926,700	22,725	-	3,163,425
James J. Egan	352,400	251,563	-	-	603,963
Cary J. Claiborne	294,000	268,289	10,920	2,827	576,036
Thomas J. Knapp	318,400	331,461	10,920	7,344	668,125
Gayle R. Dolecek, P.D	137,235	208,647	-	-	345,882
Stanley G. Miele	240,000	263,890	10,920	8,250	523,060

_________

(1)	Represents a severance benefit of a lump sum payment of 48 months of salary for Dr. Ueno and 12 months of salary for others, based on the salary in effect as of December 31, 2011.
(2)	The amounts shown in this column are received under our named executive officers’ employment agreements in accordance with the change of control provisions in the 2006 Stock Incentive Plan. Assuming the current provisions of our employment agreements and 2006 Stock Incentive Plan apply to the payments, the amounts represent the aggregate grant date fair value of options awards computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption “Employee Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. Unlike the amounts reflected in our consolidated financial statements, however, these amounts do not reflect any estimate of forfeitures related to service-based vesting. Instead, the amounts assume that our named executive officers will perform the requisite service so that the option awards will vest.
(3)	Represents health insurance premiums for 2011.
(4)	Represents matching contributions under our 401(k) plan for 2011.

26

Board of Directors Compensation

In 2011, we paid each of our directors who are not an employee or a spouse of an employee of our company, whom we refer to as our non-employee directors, an annual retainer of $55,000 for service as a director. We also paid an annual retainer of $12,500 for serving on our audit committee, $10,000 for serving on our compensation committee and $6,000 for serving on our nominating and corporate governance committee. In addition, we paid an annual retainer of $12,500 to our chair of the audit committee, $5,000 to our chair of the compensation committee, $4,000 to our chair of the nominating and corporate governance committee and $10,000 to our lead independent director. In 2009, our directors received an initial grant of stock options of 30,000 shares of our class A common stock, which vests in 12 equal quarterly installments at the end of each successive three-month period following the grant date through the third anniversary of the grant date. Our directors receive annually stock options of 20,000 shares of our class A common stock, which vests in 12 equal installments at the end of each successive one-month period following the grant date through the first anniversary of the grant date. On May 2, 2011, our board of directors amended the previously approved annual stock option grants for our non-employee directors to a one-time grant of 30,000 stock options on the date of the 2011 annual meeting of stockholders. Such grants would consist of 60.0% time-based options and 40.0% market condition-based options.

We have any equity ownership guidelines for our board of directors as described in corporate governance guidelines. Under those guidelines, the board of directors would continue to own common stock in an amount equivalent to 50% of any net gain on the exercise of any market-based options and would have five years to achieve such ownership holdings.

Each non-employee director on our audit committee, in connection with their role in reviewing a certain related party transaction, also received a fee of $2,000 for each in-person meeting and $1,500 for each telephonic meeting attended by such non-employee director. Mr. Maudlin, the chair of the audit committee, received a one-time $10,000 fee in August 2011 as well as an additional $500 payment for each in-person and telephonic meeting attended.

The following table sets forth information regarding the compensation of our directors for the year ended December 31, 2011. Directors who are also employees of our company are not included in this table because they were not separately compensated for their service as directors.

2011 Director Compensation

	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Name	($)	($)	($)
William L. Ashton	$95,000	$185,600	$280,600
Anthony C. Celeste	105,500	185,600	291,100
Andrew J. Ferrara (3)	69,500	185,600	255,100
Daniel P. Getman (4)	18,300	56,100	74,400
Timothy I. Maudlin	122,000	185,600	307,600

___________

(1)	The amounts shown in this column reflects fees earned for services rendered in 2011.
(2)	The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Employee Stock-Based Compensation" in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the directors will perform the requisite service to vest in the award.
(3)	Mr. Ferrara left our board of directors in August 2011.
(4)	Dr. Getman joined our board of directors in September 2011.

27

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2011 regarding securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, 2006 Stock Incentive Plan and 2006 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders:
2001 Stock Incentive Plan	190,400	$10.00	-
2006 Stock Incentive Plan	3,405,380	4.75	5,094,620
2006 Employee Stock Purchase Plan	-	-	4,237,118

Equity compensation plans not approved by stockholders:
None	-	-	-
	3,595,780	$5.03	9,331,738

Compensation Committee Interlocks and Insider Participation

During 2011, the members of our compensation committee were Mr. Ashton, Mr. Celeste, Mr. Ferrara and Mr. Maudlin through August 2011. Subsequent to Mr. Ferrara’s resignation from our board of directors in August 2011, the compensation committee consisted of Mr. Ashton, Mr. Celeste and Mr. Maudlin.

No member of our compensation committee was at any time during 2011, or has formerly been, an officer or employee of our company or any subsidiary of our company, and no member of our compensation committee had any relationship with our company during 2011 requiring disclosure under Item 404 of Regulation S-K.

During 2011, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who serve as a member of our board of directors or compensation committee.

Compensation Committee Report

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of

Sucampo Pharmaceuticals, Inc.

William L. Ashton, Chairman

Anthony C. Celeste

Timothy I. Maudlin

28

PROPOSAL TWO — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our board of directors and audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the year ended December 31, 2011. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, incurred for each of the last two fiscal years for audit and other services.

	Year Ended December 31,
Fee Category	2011	2010
Audit Fees (1)	$764,405	$1,020,753
Audit-Related Fees (2)	-	82,512
Tax Fees (3)	121,924	247,537
All Other Fees (4)	1,800	1,500
Total fees	$888,129	$1,352,302

__________

(1)	Audit Fees in 2011 consist of fees for professional services rendered for the audits of our annual consolidated financial statements for the year ended December 31, 2011 and for the quarterly review of our financial statements included in our quarterly reports on Form 10-Q in 2011. Audit Fees in 2010 consist of fees for professional services rendered for the audits of our annual consolidated financial statements for the year ended December 31, 2010, for the quarterly review of our financial statements included in our quarterly reports on Form 10-Q in 2010, and for professional services rendered for the audit of the consolidated financial statements of SAG (a “significant” acquisition for Form 8-K purposes) for the year ended December 31, 2009 and quarterly reviews of the financial statements of SAG for the nine months ended September 30, 2010 and 2009.
(2)	Audit-Related Fees in 2010 consist of fees for due diligence services related to the acquisition of SAG and for accounting consultations.
(3)	Tax Fees in 2011 consist of fees for various tax consulting services. Tax Fees in 2010 consist of fees for various tax consulting services related to the acquisition of SAG and for tax consulting services related to the establishment of SAG.
(4)	All Other Fees include a subscription to a technical accounting and reporting research tool.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

All fees for services provided by PricewaterhouseCoopers LLP during 2011 and 2010 were pre-approved by the audit committee in accordance with the pre-approval policy and procedures described above.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

29

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We are holding an advisory vote on the compensation of our named executives this year in accordance with the result of the 2011 say-on-frequency vote, where stockholders voted to hold annual say-on-pay vote. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in these disclosures, our compensation philosophy is to provide competitive overall compensation that attracts and retains top performers. To achieve these goals, our executive compensation program is structured to:

•	provide compensation levels sufficient to retain our existing executives and, when necessary, to attract new executives;

•	reward, on an annual basis, individual performance that promotes the success of our company; and

•	motivate our executives to achieve the critical financial, product and development milestones set by management and our board of directors.

Accordingly, our board of directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that stockholders of Sucampo Pharmaceuticals, Inc. hereby approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion and any related material.”

The Compensation Discussion and Analysis section of this proxy statement contains more details on our executive compensation, and we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on our company, our board of directors or our compensation committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management, and our board of directors and our compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements and our executive compensation principles, policies and procedures.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10.0% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10.0% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2011, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except as disclosed in this paragraph. Dr. Ryuji Ueno and Dr. Sachiko Kuno, our executive officers, filed their Form 4s reflecting a stock option grant one day after the due date of May 4, 2011.Gayle R. Dolecek, our executive officer, filed his Form 4 reflecting a stock option grant on May 16, 2012, eight days after the due date of May 4, 2011. Daniel P. Getman, member of our board of directors, filed his initial Form 3 and Form 4 reflecting a stock option grant one day after the due date of September 6, 2011. Cary J. Claiborne, our executive officer, filed his initial Form 3 and Form 4 reflecting a stock option grant one day after the due date of October 26, 2011.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

We are conducting the solicitation of proxies, and the cost of solicitation will be borne by the company. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person, by telephone, facsimile or mail and will not be paid any compensation for engaging in the solicitation of proxies. We will reimburse brokers, banks or other custodians or nominees for their expenses in sending proxies and proxy materials to beneficial owners.

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REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). Any stockholder voting by proxy also has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person.

STOCKHOLDER PROPOSALS

In order to be included in our proxy materials for our 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholders’ proposals must be received by us at our principal executive offices, Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814, no later than December 11, 2012. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

With respect to proposals, including proposed nominations of persons for election to our board of directors, not to be included in our proxy materials pursuant to Rule 14a-8, our by-laws establish an advance notice procedure for such proposals to be brought before an annual meeting of stockholders. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and received by our corporate secretary at our principal offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our 2013 annual meeting of stockholders, this means the required written notice must be received by our corporate secretary at our principal offices not earlier than January 25, 2013 and not later than February 24, 2013. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

By Order of the Board of Directors,

Thomas J. Knapp

Corporate Secretary

Bethesda, Maryland

April 9, 2012

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY AS SOON AS POSSIBLE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES IN PERSON EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

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